UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2016

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Based upon a prior approval of the Compensation Committee of the Board of Directors of Sunesis Pharmaceuticals, Inc., or the Company, the Company entered into Third Amended and Restated Executive Severance Benefits Agreements, or the Amended Agreements, on April 13, 2016 with each of Daniel N. Swisher, Jr., Chief Executive Officer and President of the Company, and Eric H. Bjerkholt, Executive Vice President, Corporate Development and Finance, and Chief Financial Officer of the Company, which provide additional benefits in connection with a change of control.

Under Mr. Swisher’s Amended Agreement, if, on or within 12 months following the effective date of a change of control, Mr. Swisher is terminated without cause or he is constructively terminated, then he will be entitled to receive a payment equal to 18 months’ salary, a bonus in the amount of 18/12ths of Mr. Swisher’s target annual bonus for the applicable fiscal year and continued health benefits for a maximum of 18 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of the Company.

Under Mr. Bjerkholt’s Amended Agreement, if, on or within 12 months following the effective date of a change of control, Mr. Bjerkholt is terminated without cause or he is constructively terminated, then he will be entitled to receive a payment equal to 14 months’ salary, a bonus in the amount of 14/12ths of Mr. Bjerkholt’s target annual bonus for the applicable fiscal year and continued health benefits for a maximum of 14 months following termination (which may be terminated earlier upon his coverage by a new employer), subject to the execution of a general release in favor of the Company.

Other terms of the pre-existing Second Amended and Restated Executive Severance Benefits Agreements with Mr. Swisher and Mr. Bjerkholt did not change and are included in the Amended Agreements.

The foregoing is only a summary description of the Amended Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amended Agreements, each of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: April 15, 2016	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary